EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Rudy E. Schupp

Chief Executive Officer

(561) 616-3029

John Marino

President and Chief Financial Officer

(561) 616-3046

1st United Bancorp, Inc. Adopts Stock Repurchase Program

Boca Raton, Fla.—December 13, 2012—(NASDAQ Global Select: FUBC) —1st United Bancorp, Inc. (“1st United”), announced that its Board of Directors has adopted a stock repurchase program. Under the repurchase program, 1st United may repurchase up to 1,703,000 shares of its common stock, or approximately 5% of the current outstanding shares.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (“Exchange Act”). Repurchased shares may be used to fund awards under stock-based incentive plans that may be adopted by 1st United in the future.

Repurchases will be made at 1st United’s discretion at prices it considers to be attractive and in the best interests of both 1st United and its shareholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, availability of cash, and 1st United’s financial performance. Open market purchases are expected to be conducted in accordance with the limitations set forth in Rule 10b-18 of the Exchange Act and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate 1st United to purchase any particular number of shares.

About 1st United Bancorp, Inc.

1st United is a financial holding company headquartered in Boca Raton, Florida with executive offices and operations located in West Palm Beach, Florida. 1st United’s principal subsidiary, 1st United Bank, is a Florida chartered commercial bank, which now operates 22 branches, with 15 in Southeast Florida, including Brevard, Broward, Indian River, Miami-Dade, and Palm Beach Counties and 7 branches in Central Florida including Hillsborough, Orange, Pasco and Pinellas Counties. 1st United’s principal executive office and mailing address is One North Federal Highway, Boca Raton, FL 33432 and its telephone number is (561) 362-3431. 1st United’s stock is listed on the NASDAQ Global Select Market under the symbol “FUBC”.

Forward Looking Statements

Any non-historical statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans and expectations that are subject to uncertainties and risks, which could cause 1st United’s future results to differ materially. The following factors, among others, could cause our actual results to differ: the price volatility of our common stock; the availability of shares for repurchase; alternate uses of our cash; our ability to integrate the business and operations of companies and banks that we have acquired, and those that we may acquire in the future; the failure to achieve expected gains, revenue growth, and/or expense savings from future acquisitions; our need and our ability to incur additional debt or equity financing; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the accuracy of our financial statement estimates and assumptions, including the estimate of our loan loss provision and the FDIC receivable; the effects of harsh weather conditions, including hurricanes, and man-made disasters; inflation, interest rate, market, and monetary fluctuations; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the frequency and magnitude of foreclosure of our loans; legislative and regulatory changes, including the Dodd-Frank Wall Street Reform, Consumer Protection Act and Basel III; our ability to comply with the extensive laws and regulations to which we are subject; the willingness of clients to accept third-party products and services rather than our products and services and vice versa; changes in securities and real estate markets; increased competition and its effect on pricing including the impact on our net interest margin from repeal of regulation Q; technological changes; changes in monetary and fiscal policies of the U.S. Government; the effects of security breaches and computer viruses that may affect our computer systems; changes in consumer spending and saving habits; our customers’ willingness to make timely payments on their loans; our ability to comply with the terms of the loss sharing agreements with the FDIC; the effects of the health and soundness of other financial institutions, including the FDIC’s need to increase Deposit Insurance Fund assessments; negative publicity and the impact on our reputation; limited trading activity of our common stock; the concentration of ownership of our common stock; other risks described from time to time in our filings with the Securities and Exchange Commission; changes in accounting principles, policies, practices or guidelines; anti-takeover provisions under federal and state law as well as our Articles of Incorporation and our Bylaws; and our ability to manage the risks involved in the foregoing. These factors, as well as additional factors, can be found in our periodic and other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond our control. Forward-looking statements in this press release speak only as of the date of the press release, and 1st United assumes no obligation to update forward-looking statements or the reasons why actual results could differ.